UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

Singular Genomics Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40443	81-2948451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10931 N. Torrey Pines Road, Suite #100 La Jolla, California 92037

(858) 333-7830 (Registrant’s address of principal executive offices and telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	OMIC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreement

On January 26, 2022, Singular Genomics Systems, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Deerfield Private Design Fund IV, L.P. (the “Deerfield Holder”), pursuant to which the Deerfield Holder consummated the exchange (the “Exchange”) of an aggregate of 2,500,000 shares of the Company’s common stock (“Common Stock”) held by the Deerfield Holder for 2,500 shares of a newly created class of non-voting preferred stock designated as Series A Common Stock Equivalent Convertible Preferred Stock (“Non-Voting Series A Preferred Stock”).

The Exchange removes the voting rights attached to more than 30% of the shares of Common Stock currently held by the Deerfield Holder for no consideration through the Exchange, while at the same time maintaining the Deerfield Holder’s underlying economic interest in these shares. The Exchange is intended to facilitate the ability of the Deerfield Holder (and its affiliates) to increase their economic position in the Company’s securities, should they elect to do so, and to increase the flexibility of the Deerfield Holder (and its affiliates) to participate in any future financings or transactions the Company elects to pursue.

Series A Preferred Stock Certificate of Designation

In connection with the issuance of Non-Voting Series A Preferred Stock pursuant to the Exchange, on January 26, 2022, the Company filed a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Certificate of Designations”) with the Secretary of State of the State of Delaware.

Pursuant to the Series A Certificate of Designations: (i) each of the aggregate 7,000 shares of Non-Voting Series A Preferred Stock (to the extent issued and outstanding) is convertible into 1,000 shares of Common Stock (subject to adjustment) at the option of the holder thereof (but subject to the beneficial ownership limitation described below); (ii) each outstanding share of Non-Voting Series A Preferred Stock is entitled to a de minimis liquidation preference of $0.0001 per share; and (iii) the Non-Voting Series A Preferred Stock does not have any voting rights (except in certain circumstances related to the Non-Voting Series A Preferred Stock). The terms of the Non-Voting Series A Preferred Stock otherwise are substantially equivalent to the terms of the Common Stock. The ability of a holder to convert Non-Voting Series A Preferred Stock into Common Stock is prohibited to the extent that, upon such conversion, such holder, its affiliates and other persons whose ownership of Common Stock would be aggregated with that of such holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, would exceed 4.9% of the total number of shares of Common Stock then outstanding.

The foregoing summary of the Series A Certificate of Designations is qualified in its entirety by the full text thereof, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The Non-Voting Series A Preferred Stock issued pursuant to the Exchange Agreement, as described in Item 1.01 of this report, which description is incorporated by reference into this Item 3.02, consists of unregistered shares of Non-Voting Series A Preferred Stock.

The Company did not receive any cash proceeds as a result of the Exchange, and the shares of Common Stock exchanged in the Exchange have been retired and cancelled. The issuance of shares of Non-Voting Series A Preferred Stock was made by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such act on the basis that these offers constituted an exchange with existing holders of the Company’s securities, and no commission or other remuneration was paid to any party for soliciting such Exchange.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock, par value $0.0001 per share, of the Company.
10.1	Exchange Agreement, dated as of January 26, 2022, by and among the Company, Deerfield Private Design Fund IV, L.P. and Deerfield Partners, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Singular Genomics Systems, Inc.

Dated:	January 26, 2022	By:	/s/ Dalen Meeter
Dalen Meeter Senior Vice President, Finance Principal Financial Officer and Principal Accounting Officer